UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/05/2007

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

a) Not applicable.

(b) On October 5, 2007, Lisa Holton tendered her resignation as Executive Vice President & President, Trade and Book Fairs of Scholastic Corporation (the "Company"). Ms. Holton will continue to serve as an employee of the Company through December 28, 2007, with the title of Executive Consultant. The terms of Ms. Holton's employment will be governed by an agreement, providing for a base salary of $51,500 per month through December 28, 2007, payment of two weeks accrued vacation and a severance payment to be made in December 2007 in the amount of $309,000. In addition, the Company will accelerate the vesting of certain restricted stock unit awards made to Ms. Holton.

(c) Not applicable.

(d) Not applicable.

(e) See (b) above.

(f) Not applicable.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: October 05, 2007	By:	/s/ Devereux Chatillon
Devereux Chatillon
Senior Vice President, G eneral Counsel and Secretary